Exhibit 23.1



                      [Letterhead of Deloitte & Touche LLP]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of UnionBanCal Corporation on Form S-8 of our report dated January 16, 2002, appearing in the Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 5, 2003